UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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STEC, INC.
(Name of Registrant as Specified in Its Charter)

BALCH HILL PARTNERS, L.P.
BALCH HILL CAPITAL, LLC
SIMON J. MICHAEL
POTOMAC CAPITAL PARTNERS L.P.
POTOMAC CAPITAL MANAGEMENT, L.L.C.
POTOMAC CAPITAL PARTNERS II, L.P.
POTOMAC CAPITAL MANAGEMENT II, L.L.C.
POTOMAC CAPITAL PARTNERS III, L.P.
POTOMAC CAPITAL MANAGEMENT III, L.L.C.
PAUL J. SOLIT
ERIC SINGER
MARTIN COLOMBATTO
ADAM LEVENTHAL
CLARK MASTERS
MARK SCHWARTZ
DILIP SINGH
BERNARD XAVIER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Balch Hill Partners, L.P., together with the other Participants named herein (collectively, “Balch Hill”), is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2013 annual meeting of shareholders (the “Annual Meeting”) of STEC, Inc. (the “Company”).  Balch Hill intends to file a proxy statement with the SEC in connection with the Annual Meeting.

Item 1:  On March 14, 2013, Balch Hill and Potomac Capital Partners II, L.P. sent the following letter to the Board of Directors:

FOR IMMEDIATE RELEASE

BALCH HILL AND POTOMAC CAPITAL DELIVER OPEN LETTER TO SHAREHOLDERS OF STEC, INC.

Settlement Negotiations with STEC Fall Apart

Believe Manouch Moshayedi and Mark Moshayedi Must Resign from the Board

New CEO Search Must Begin Immediately

NEW YORK, New York, March 14, 2013 - Balch Hill Partners, L.P., a Delaware limited partnership, together with its affiliates, and Potomac Capital Partners II, L.P., together with its affiliates, with approximately 9.8% of the outstanding common stock of STEC, Inc., a California corporation (the “Company”), announced today that they have delivered an open letter to shareholders of the Company to announce that settlement negotiations with the Company have broken down.

The full text of the letter is included below:

Dear Fellow Shareholders,

Balch Hill Partners, L.P., a Delaware limited partnership (together with its affiliates, “Balch Hill”), and Potomac Capital Partners II, L.P. (together with its affiliates, “Potomac”), currently own in the aggregate, approximately 9.8% of the outstanding common stock of STEC, Inc., a California corporation (the “Company” or “STEC”).

On February 8, 2013, Balch Hill and Potomac met with Manouch Moshayedi, Mark Moshayedi, Kevin Daly and Christopher Colpitts to express our concerns with the Company.  In that meeting, we delivered a clear message.  Manouch Moshayedi had lost the trust of STEC’s key OEM customers and shareholders and his continued presence at the Company was detrimental to STEC.  We further stated that Mark Moshayedi could not rebuild that trust because he is too closely aligned with his brother Manouch, and that we believe the Company’s continued underperformance clearly indicates that both Mark and Manouch Moshayedi should resign from the Company’s Board of Directors (the “Board”).

Also on February 8, 2013, Balch Hill nominated a slate of seven (7) highly-qualified directors for election to the Board at the 2013 annual meeting of shareholders (the “Annual Meeting”).  We nominated seven (7) directors in order to preserve our rights at the Annual Meeting.

Though STEC’s initial public response immediately following our nomination was not encouraging, subsequent communications between Balch Hill, Potomac and the Company appeared to give us hope for a constructive settlement.  Unfortunately, settlement discussions, which once looked so promising, have broken down.  We believe a constructive settlement is still possible and we encourage the Board to work with us to find a constructive path forward that includes truly new and independent leadership.

STEC has very valuable assets, including world class products and a strong balance sheet.  However, we believe the Company would greatly benefit from eliminating the Moshayedi stronghold on the Company.

We encourage shareholders to make their wishes known.  We believe shareholders broadly wish for and understand the need for new leadership.  We believe we are close to a major positive change for the Company and we ask that other shareholders join us in pushing for the change in leadership that is so clearly critical to the Company’s future success.

Balch Hill Partners, L.P. By: Balch Hill Capital, LLC, General Partner
By:	/s/ Simon Michael
	Name:	Simon Michael
	Title:	Manager
Potomac Capital Partners II, L.P. By: Potomac Capital Management II, L.L.C.
By:	/s/ Eric Singer
	Name:	Eric Singer
	Title:	Co-Managing Member

CERTAIN INFORMATION CONCERNING PARTICIPANTS

Balch Hill Partners, L.P., a Delaware limited partnership (“Balch Hill Partnership”), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2013 annual meeting of shareholders of STEC, Inc., a California corporation (the “Company”).

BALCH HILL PARTNERSHIP STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS, TOLL-FREE AT (877) 285-5990 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

The Participants in the proxy solicitation are anticipated to be Balch Hill Partnership, Balch Hill Capital, LLC, a Delaware limited liability company (“Balch Hill”), Simon J. Michael, (“Mr. Michael” and, together with the Balch Hill Partnership and Balch Hill, the “Balch Hill Entities”), Potomac Capital Partners L.P., a Delaware limited partnership (“PCP I”), Potomac Capital Management, L.L.C., a New York limited liability company (“Potomac Management I”), Potomac Capital Partners II, L.P., a Delaware limited partnership (“PCP II”), Potomac Capital Management II, L.L.C., a Delaware limited liability company (“Potomac Management II”), Potomac Capital Partners III, L.P., a Delaware limited partnership (“PCP III”), Potomac Capital Management III, L.L.C., a Delaware limited liability company (“Potomac Management III”), Paul J. Solit (“Mr. Solit”), Eric Singer (“Mr. Singer” and, together with PCP I, Potomac Management I, PCP II, Potomac Management II, PCP III, Potomac Management III, and Mr. Solit, the “Potomac Entities”), Martin Colombatto, Adam Leventhal, Clark Masters, Mark Schwartz, Dilip Singh, and Bernard Xavier (collectively, the “Participants”).

As of the date hereof, the Participants collectively own an aggregate of 4,574,485 shares of common stock of the Company, consisting of the following: (1) 4,100,000 shares owned directly by the Balch Hill Entities, (2) 408,170 shares owned directly by the Potomac Entities,  (3) 25,000 shares owned directly by Mr. Colombatto, and an additional 4,000 shares of common stock of the Company which are held in a trust for Mr. Colombatto’s child who shares the same household that Mr. Colombatto may be deemed to beneficially own, (4) 2,100 shares owned by Mr. Leventhal, (5) 1,200 shares owned by Mr. Masters, (6) 3,725 shares owned by Mr. Schwartz, (7) 20,000 shares owned by Mr. Singh, and (8) 10,290 shares owned by Mr. Xavier.   Balch Hill is the general partner of, and investment adviser to, the Balch Hill Partnership.  Mr. Michael is the sole manager of Balch Hill.   Potomac Management I is the general partner of PCP I.  Potomac Management II is the general partner of PCP II.  Potomac Management III is the general partner of PCP III.  Mr. Solit is the managing member of Potomac Management I and co-managing member of each of Potomac Management II and Potomac Management III.  Mr. Singer is the co-managing member of each of Potomac Management II and Potomac Management III.

As members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, each of the Participants may be deemed to beneficially own the shares of common stock of the Company owned in the aggregate by the other Participants.  Each of the Participants disclaims beneficial ownership of such shares of common stock except to the extent of his or its pecuniary interest therein.

Contact:

Simon J. Michael
Balch Hill Partners, L.P.
(415) 474-7055

Eric Singer
Potomac Capital Partners II, L.P.
(212) 257-6082

Geoff Sorbello/Charles Garske
Okapi Partners LLC
(212) 297-0720 or (877) 566-1922